                                                                    EXHIBIT 99.1


                                (CANCERVAX LOGO)


CONTACT:
VINCE REARDON
CANCERVAX CORPORATION
SENIOR DIRECTOR, INVESTOR RELATIONS
760-494-4850


                CANCERVAX CORPORATION REPORTS THIRD QUARTER 2004
                                FINANCIAL RESULTS

CARLSBAD, CA - NOVEMBER 10, 2004 - CancerVax Corporation (NASDAQ: CNVX), a biotechnology company focused on the research, development and commercialization of novel biological products for the treatment and control of cancer, announced today financial results for the third quarter of 2004. For the three months ended September 30, 2004, the Company reported a net loss of $15.7 million, as compared to a net loss of $10.0 million for the same period in 2003. For the nine months ended September 30, 2004, the Company reported a net loss of $41.2 million, as compared to a net loss of $26.4 million for the same period in 2003.

As of September 30, 2004, the Company had cash, cash equivalents and securities-available-for-sale of $65.3 million.

"In the third quarter, CancerVax attained a major milestone. In September 2004, we completed the planned enrollment of 1,118 patients into our Phase 3 clinical trial of Canvaxin(TM) for the treatment of patients with Stage III melanoma," said David F. Hale, President and CEO of CancerVax Corporation. "The international, randomized, double-blinded, placebo-controlled trial is designed to evaluate the ability of Canvaxin(TM), a specific active immunotherapy (SAI) or therapeutic cancer vaccine, to extend the survival of patients with Stage III melanoma following surgical resection of their tumors. We continue to make progress in the Phase 3 clinical trial of Canvaxin(TM) for patients with Stage IV melanoma. In addition, CancerVax continues to invest in its future. In July we announced that our wholly-owned subsidiaries, Tarcanta, Inc. and Tarcanta, Ltd., had obtained the exclusive rights to complete the clinical development of three SAI product candidates that target the epidermal growth factor receptor
(EGFR) signaling pathway for the treatment of cancer, through license agreements with CIMAB, S.A., a Cuban company, and YM BioSciences, Inc., a Canadian company."

FINANCIAL REVIEW

Total operating expenses were $15.8 million and $41.5 million, respectively, for the three and nine months ended September 30, 2004, as compared to $9.9 million and $26.1 million for the comparable periods in 2003. The increase in operating expenses primarily reflects additional investment in personnel in the manufacturing, quality, research and development, finance, and marketing and business development departments, increased clinical trial expenses associated with increases in patient enrollment in the Company's Phase 3 clinical trials of Canvaxin(TM), including costs associated with the production of




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Canvaxin(TM) for use in these clinical trials, increased insurance premiums and other expenses associated with CancerVax becoming a publicly-traded company, increased legal fees related to business development activities, increased expenses associated with marketing activities and $2.6 million of technology access and transfer fees under the Company's agreements with CIMAB, S.A. and YM BioSciences, Inc., which were recognized as research and development expenses in the third quarter of 2004. The increase in operating expenses for the nine months ended September 30, 2004 was also due to payments totaling $1.1 million made under the Company's sublicense agreement with SemaCo, Inc., which were recognized as research and development expenses.

Net loss applicable to common stockholders for the three months ended September 30, 2004, was $15.7 million, or $0.59 per share, versus $27.4 million, or $57.14 per share, for the same period in 2003. Net loss applicable to common stockholders for the nine months ended September 30, 2004, was $41.2 million, or $1.55 per share, versus $48.1 million, or $113.33 per share, for the same period in 2003. Included in the net loss applicable to common stockholders for the three and nine months ended September 30, 2003 was $2.6 million and $6.9 million, respectively, of accretion to the redemption value of the Company's redeemable convertible preferred stock and a $14.8 million non-cash, deemed dividend resulting from the beneficial conversion feature on the Company's Series C preferred stock issued in August 2003. Upon the completion of CancerVax's initial public offering (IPO) on November 4, 2003, all shares of redeemable convertible preferred stock were converted into common stock and accordingly CancerVax ceased accreting the redemption value.

The net loss per share amounts for the three and nine months ended September 30, 2004 and 2003 were computed based on the shares of common stock outstanding during the periods. Net loss per share for the three and nine months ended September 30, 2004 includes the full effect of the 6.0 million shares of common stock issued in CancerVax's IPO on November 4, 2003 and the 20.1 million shares of common stock issued upon conversion of the preferred stock in conjunction with the IPO. On a pro forma basis, assuming the conversion of all the preferred stock from the original dates of issuance, net loss would have been $0.59 per share and $1.35 per share for the three months ended September 30, 2004 and 2003, respectively, and $1.55 per share and $2.47 per share for the nine months ended September 30, 2004 and 2003, respectively.

CORPORATE HIGHLIGHTS

     o On November 8, 2004 CancerVax filed a shelf registration statement on Form S-3 with the Securities and Exchange Commission which, when declared effective, will permit the Company, from time to time, to offer and sell up to $80 million of common stock.

     o On November 3, 2004 CancerVax adopted a Stockholder Rights Plan (the "Rights Plan"). Pursuant to the Rights Plan, the Board declared a dividend distribution of one Preferred Share Purchase Right on each outstanding share of CancerVax's common stock. The dividend distribution to establish the new Rights Plan will be payable to stockholders of record on November 15, 2004, and the Rights Plan will expire in 2014.

     o As of October 31, 2004, CancerVax had enrolled 440 patients out of a planned 670 in its Phase 3 clinical trial of Canvaxin(TM) for patients with Stage IV melanoma. Approximately seventy of the eighty clinical trial sites that have participated in the Company's Phase 3 clinical trials are planning to continue to enroll patients in the clinical trial in Stage IV melanoma.

     o On July 15, 2004 CancerVax announced that its wholly-owned subsidiaries, Tarcanta, Inc., and Tarcanta, Ltd., had obtained the exclusive rights to complete the clinical development of three SAI product candidates that target the EGFR signaling pathway for the treatment of cancer through license agreements with CIMAB, a Cuban Company, and YM Biosciences, a Canadian company. The lead product candidate, SAI-EGF, has been evaluated in Phase 2




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          clinical trials for non-small-cell lung cancer. CancerVax also acquired rights to two other product candidates, SAI-TGF-alpha, which targets transforming growth factor-alpha (TGF-alpha) that binds to and activates EGFR, and SAI-EGFR-ECD, which targets the extracellular domain of EGFR, both of which are in preclinical development. CancerVax's rights include commercialization of successful product candidates within the U.S., Western Europe, Canada, Japan, Australia, New Zealand and Mexico.

     o On September 1, 2004 CancerVax announced that data published in the September issue of the Federation of American Societies for Experimental Biology (FASEB) Journal (Vol. 18, No. 12) demonstrate that treatment of mice with an 11-nucleotide T-oligo (telomere homolog oligonucleotide) inhibited melanoma tumor growth and reduced the size and number of metastases in preclinical studies. Results also showed that in vitro treatment with this T-oligo selectively induced apoptosis (a natural process resulting in cell death) of melanoma cells but not of normal human melanocytes (melanin-containing skin cells).

OUTLOOK FOR 2005

     o In the first quarter of 2005 CancerVax anticipates that the independent data and safety monitoring board, or DSMB, responsible for oversight of its Phase 3 clinical trials will complete its review of the planned, second interim analysis of data from the Phase 3 clinical trial in patients with Stage IV melanoma and its planned, third and final interim analysis of data from its Phase 3 clinical trial in patients with Stage III melanoma. The Company believes that patient enrollment in the Phase 3 clinical trial in patients with Stage IV melanoma will be completed in the first half of 2006.

     o In 2005, CancerVax expects to initiate a Phase 2 clinical trial of its SAI-EGF product candidate in non-small-cell lung cancer.

CONFERENCE CALL AND WEBCAST TODAY AT 4:30PM EASTERN TIME

CancerVax management will host a conference call today to discuss the third quarter financial results and its business overview at 4:30 p.m. Eastern Time. A live audio webcast of management's presentation will be available at http://ir.cancervax.com. Alternatively, callers may participate in the conference call by dialing (800) 901-5226 (domestic) or (617) 786-4513 (international) and requesting the CancerVax Corporation conference call. Following the call, the webcast will be archived on the investor relations section of the CancerVax website.

ABOUT CANCERVAX CORPORATION (WWW.CANCERVAX.COM)

CancerVax Corporation is a biotechnology company focused on the research, development and commercialization of novel biological products for the treatment and control of cancer. The Company's lead product candidate, Canvaxin(TM), is one of a new class of products being developed in the area of specific active immunotherapy, also known as therapeutic cancer vaccines. Canvaxin(TM) is currently being studied in two international Phase 3 clinical trials for the treatment of patients with Stage III or Stage IV, or advanced-stage, melanoma. In addition to Canvaxin(TM), CancerVax has licensed three specific active immunotherapeutic product candidates targeting the EGFR signaling pathway, including one product candidate in Phase 2 clinical trials. The Company also plans to identify and develop new product candidates based on its proprietary specific active immunotherapy, anti-angiogenesis and T-oligonucleotide, or telomere homolog oligonucleotide, technology. CancerVax's corporate headquarters and research and development facility is located in Carlsbad, Calif., and its biologics manufacturing facility is located in the Los Angeles area.


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FORWARD-LOOKING STATEMENTS

CancerVax cautions you that statements included in this press release that are not a description of historical facts are forward-looking statements. For example, statements about financial condition, possible or assumed future results of operations, the timing of the interim analysis of the Stage III and Stage IV melanoma clinical trials, the timing of the completion of enrollment of the Stage IV melanoma clinical trial, the timing of any initiation of the Phase 2 clinical trial of CancerVax's SAI-EGF product candidate, and plans and objectives of management are all forward-looking statements. The inclusion of forward-looking statements should not be regarded as a representation by CancerVax that any of its plans will be achieved. Actual results may differ materially from those set forth in this release due to the risks and uncertainties inherent in CancerVax's business including, without limitation, statements about: the progress and timing of its clinical trials; the potential that results of Phase 1 and 2 clinical trials of Canvaxin(TM), which were evaluated using retrospective survival analyses that may be subject to potential selection biases, may not be predictive of future results of CancerVax's ongoing Phase 3 clinical trials; difficulties or delays in researching, developing, testing, obtaining regulatory approval, producing and marketing its technologies and product candidates; its ability to obtain additional financing to support its operations, which could adversely affect its ability to develop or commercialize Canvaxin(TM) or other product candidates and its ability to continue to operate as a going concern; unexpected adverse side effects or inadequate therapeutic efficacy of its products that could delay or prevent product development or commercialization, or that could result in recalls or product liability claims; changes in the laws or regulatory environments of the U.S. or Cuba, or a shift in the political attitudes of either the U.S. or Cuban governments, that could adversely affect its ability to develop or commercialize the three specific active immunotherapeutic agents that target the EGFR signaling pathway; CancerVax's inability to protect its intellectual property and proprietary technology and to maintain and enforce its licensing arrangements with various third party licensors; the scope and validity of patent protection for its products; competition from other pharmaceutical or biotechnology companies;CancerVax's limited experience in manufacturing and testing biological products, which may result in delayed development or commercialization of Canvaxin and our other product candidates, as well as lost revenue; and other risks detailed in CancerVax's Securities and Exchange Commission filings, including CancerVax's Annual Report on Form 10-K for the fiscal year ended December 31, 2003 and its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2004. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and CancerVax undertakes no obligation to revise or update this news release to reflect events or circumstances after the date hereof. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

CancerVax(R) is a registered trademark of CancerVax Corporation.
Canvaxin(TM) is a trademark of CancerVax Corporation.

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                              CANCERVAX CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)
                                   (UNAUDITED)


                                                         SEPTEMBER 30,    DECEMBER 31,
                                                             2004             2003
                                                         ------------     ------------
ASSETS
Cash, cash equivalents and securities
   available-for-sale ..............................     $     65,331     $    107,092
Property and equipment, net ........................           11,743           10,529
Goodwill and intangibles, net ......................            5,909            5,900
Other assets .......................................            2,786            3,486
                                                         ------------     ------------
   Total assets ....................................     $     85,769     $    127,007
                                                         ------------     ------------

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities ................................     $     10,422     $     11,741
Long-term debt, net of current portion .............              505            1,811
Other liabilities ..................................            1,615              682
Total stockholders' equity .........................           73,227          112,773
                                                         ------------     ------------

   Total liabilities and stockholders' equity ......     $     85,769     $    127,007
                                                         ============     ============







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                              CANCERVAX CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)

                                                                 THREE MONTHS ENDED               NINE MONTHS ENDED
                                                                     SEPTEMBER 30,                   SEPTEMBER 30,
                                                           -----------------------------     -----------------------------
                                                               2004             2003             2004             2003
                                                           ------------     ------------     ------------     ------------

Operating expenses:
  Research and development ............................    $     12,369     $      7,175     $     31,579     $     19,696
  General and administrative ..........................           2,970            1,747            8,399            4,581
  Amortization of employee stock-based
     compensation .....................................             429              985            1,531            1,779
                                                           ------------     ------------     ------------     ------------
Total operating expenses ..............................          15,768            9,907           41,509           26,056



Interest income (expense), net ........................             112             (106)             268             (375)
                                                           ------------     ------------     ------------     ------------

Net loss ..............................................         (15,656)         (10,013)         (41,241)         (26,431)
Accretion to redemption value of redeemable
  convertible preferred stock .........................              --           (2,569)              --           (6,869)
Deemed dividend resulting from beneficial
  conversion feature on Series C preferred stock ......              --          (14,775)              --          (14,775)
                                                           ------------     ------------     ------------     ------------
Net loss applicable to common stockholders ............    $    (15,656)    $    (27,357)    $    (41,241)    $    (48,075)
                                                           ============     ============     ============     ============

Basic and diluted net loss per share ..................    $      (0.59)    $     (57.14)    $      (1.55)    $    (113.33)
                                                           ============     ============     ============     ============
Weighted average shares used to compute basic
  and diluted net loss per share ......................          26,724              479           26,690              424
                                                           ============     ============     ============     ============
Pro forma basic and diluted net loss per share (1) ....    $      (0.59)    $      (1.35)    $      (1.55)    $      (2.47)
                                                           ============     ============     ============     ============
Weighted average shares used to compute pro
  forma basic and diluted net loss per share (1) ......          26,724           18,350           26,690           16,677
                                                           ============     ============     ============     ============


(1) Pro forma basic and diluted net loss per share is calculated by dividing the net loss, plus the deemed dividend resulting from the beneficial conversion feature on Series C preferred stock, by the weighted average common shares outstanding during the period assuming the conversion of the preferred stock from the later of the original date of issuance or the beginning of the period.


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